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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of April 1, 2001, between mPhase Technologies, Inc., a New Jersey corporation, with its principal place of business presently located at 587 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), and David Klimek having his principal residence at 5640 Lakeshore Drive, Buford, Georgia (the "Employee").

     WHEREAS, the Company is in the business of designing, assembling, selling and marketing telecommunications products, and in particular, the development of its proprietary TRAVERSER Digital Video & Data Delivery Systems to enhance the bandwidth utilization of conventional twisted pair cooper telephone lines;

     WHEREAS, the Company desires to set forth herein the terms of employment between the Company and the Employee, is the current Chief Technology Officer of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth in this Agreement, the legal sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Employee agree as follows:

     1.   Incorporation of "Whereas" Clauses
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     The representations, terms and undertakings set forth in the WHEREAS clauses of this Agreement are incorporated herein by reference as though recited verb atim and at length.

     2.   Employment
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     The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement

     3.   Title, Duties and Services
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          3.1  Title.  The Employee shall be employed by the Company as its
Chief Technology Officer.

          3.2 Duties and Services. During his employment under this Agreement, the Employee shall have such duties and responsibilities and perform such services as may be properly assigned to him from time to time by the Company's Chief Executive Officer and shall report to the Chief Executive Officer. The Employee shall be responsible for engineering and development and deployment of the Company's Traverser Product in conjunction with Georgia Tech Research Institute. The Employee may have additional duties assigned to him from time to time from the Company's Chief Executive Officer.
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     4.   Term
          ----

     This Agreement shall be effective from the date hereof and continue through April 1, 2002 (the "Employment Term"), unless terminated earlier in accordance with Section 7 of this Agreement. It is the intention of the parties that not less than one month prior to the expiration of the Employment Term, the Company and the Employee shall agree to negotiate an extension of this Agreement for one or more 12-month renewal periods. In the absence of such a written extension, the Employee shall become an "employee at will" and the Company shall have the right to terminate the Employee at any time thereafter, with or without cause. In the event the Company elects to terminate the Employee without cause, after the Employment Term, the Company shall pay the Employee sixty (60) days of his then Base Salary.

     5.   Compensation and Benefits
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          5.1  Base Salary.  During the Employee's employment under this
Agreement, the Employee shall be entitled to receive a base salary at an annual rate of not less than $170,000, payable in accordance with the Company's payroll procedures (the "Base Salary") and relocation expense reimbursement. In consideration of the receipt of this compensation, the Employee shall provide his full time, energy and skill in the performance of his employment duties. Employee shall be eligible, from time to time, for Base Salary increases pursuant to reviews by the Chief Executive Officer of the Company.

          5.2  Bonus
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               5.2.1  In General.  During the Employee's employment under this
Agreement, the Employee shall be eligible to participate in any bonus plans as may be maintained by the Company from time to time for its employees. The terms of the Employee's participation in such bonus plans shall be determined by the Chief Executive Officer and the Board of Directors and the Compensation Committee, or by such person or administrative body as designated by Board of Directors and Compensation Committee.

               5.2.2 Eligibility for Bonus. The Employee shall receive a performance review from the Chief Executive Officer on an annual basis and shall be eligible for a cash bonus based upon the performance of the Employee for such period as determined in the sole discretion of the Chief Executive Officer and the Board of Directors.

          5.3 Benefits. During his employment under this Agreement, the Employee shall be entitled to: (i) participation in employee benefit programs, policies and arrangements, including a 401K Plan, as maintained by the Company from time to time, in whole or in part, for similarly situated employees of the Company; and (ii) paid vacation of a minimum of four weeks per year, holidays, and leave of absence in accordance with the policies of the Company; and (iii) perquisites as from time to time provided by the Company to its employees. Vacation shall accrue commencing upon the Effective Date and ending each June 30/th/ thereafter.

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          5.4  Expenses.  During the Employee's employment under this Agreement, the Company shall reimburse the Employee for ordinary and reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, provided that the Employee shall limit, and account to the Company for, such expenses in accordance with the employee business expense policies and practices of the Company.

     6. Incentive Stock Compensation
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          6.1  In General.  During the Employee's employment under this
Agreement, the Employee shall be eligible to participate in any stock incentive plans as may be maintained by the Company from time to time for employees. The Employee's awards under such stock incentive plans shall be determined by the Board of Directors or such person or administrative body as provided under such plans.

          6.2 Golden Parachute. If the Company is acquired by a third party by way of a Change of Control (as defined below) under circumstances where the Employee does not vote for the acquisition either as a shareholder or as a member of the Board of Directors, then in that event, the Employee will be entitled to purchase 150,000 shares of the common stock of the Company at a price of $1.00 per share. In addition any stock options of the Employee which are unvested at the time shall vest immediately upon a Change in Control.

     Definition of Change in Control.  (i) The acquisition (other than from the
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Company) by any Person as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either (A) the then outstanding securities of the Company or (B) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of members of the Board or the Board of any corporate successor to the business of Company (the "Company Voting Stock"); (ii) the closing of a sale or other conveyance of all or substantially all of the then outstanding shares for the securities of the Company, or (iii) the effective time of any merger, share exchange consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include a public offering of capital stock of the Company. For purposes of this
Section 2(d), a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

     7. Termination of Employment
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          7.1  Termination by the Company without Good Cause.  The Company may terminate the Employee's employment under this Agreement without Good Cause at any time by giving prior notice thereof to the Employee. Upon such termination, the Employee shall be entitled to such compensation as provided in Section
7.1.2. For purposes of this Agreement,

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"Good Cause" means any of the following, as determined by the Chief Executive
Officer after notice to the Employee:

               (i) The Employee's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;

               (ii) The Employee's fraud on, or misappropriation of any funds or property of, the Company;

               (iii) Personal dishonesty, incompetence or gross negligence in the Employee's performance of his duties;

               (iv) Willful misconduct by the Employee in connection with the performance of his duties, or the Employee's willful failure to perform his duties and responsibilities in the best interests of the Company;

               (v) The Employee's repeated use of alcohol, drugs or other similar substances that affect his work performance; or

               (vi) Breach by the Employee of any provision of this Agreement or any provision of any non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Employee for the benefit of the Company.

               7.1.2 Severance Pay. If the Employee's employment under this Agreement is terminated during the Term of this Agreement by the Company without Good Cause, the Employee shall be entitled to continued payment of his Base Salary following the effective date of termination (as specified by the Company), at the rate in effect immediately before the date of termination, for a period equal to the lesser of 12 months or the remainder of the Employment Term, provided that the Employee (A) honors the restrictive covenants as provided in Section 8 of this Agreement and (B) executes a release of all claims arising in connection with his employment by the Company, in such form as may then be used by the Company respecting termination of employees.

          7.2  Termination by the Company for Good Cause; Death or Disability

               7.2.1 Termination by the Company for Good Cause. The Company may terminate the Employee's employment under this Agreement for Good Cause by giving notice thereof to the Employee specifying in reasonable detail the Good Cause based upon which the Company terminates his employment. Upon such a termination for Good Cause, the Company shall have no obligation to the Employee for salary or bonus payments beyond the date of termination.

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               7.2.2  Termination upon Death or Disability.  This Agreement shall terminate upon the Employee's death. If the Company determines in good faith that the Employee has a Significant Disability as defined in this Section, the Company may terminate his employment under this Agreement by notifying the Employee thereof at least 30 days before the effective date of termination. For purposes of this Agreement, "Significant Disability" means the inability of the Employee to substantially perform his duties under this Agreement by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months. If there is any dispute between the parties as to whether the Employee suffers from a significant Disability, the Company shall select or approve a physician whose determination of that issue shall bind the parties hereto.

               7.2.3 Effect of Termination by the Company for Good Cause or Termination upon Death or Significant Disability. If the Employee's employment under this Agreement is terminated by the Company for Good Cause or due to the Employee's death or Significant Disability, all obligations of the Company under this Agreement shall terminate, except as provided in Section 7.4.

          7.3 Termination by the Employee. The Employee may terminate his employment under this Agreement at any time upon 21 days prior written notice thereof to the Company. The Company may, in its discretion, waive the 21 day prior notice requirement, in which case the effective date of termination by the Employee shall be such earlier date specified by the Company. Upon such termination, all obligations of the Company under this Agreement shall terminate, except as provided in Section 7.4.

          7.4 Payment of Compensation upon Termination. Upon a termination of the Employee's employment with the Company for any reason, the Employee shall be entitled to receive his Base Salary earned but unpaid through the date of such termination, on or before the day on which the Employee would have been paid such amount if his employment hereunder had not been terminated. The Company shall have no obligation to pay a bonus following the effective date of an employee termination.

     8.   Restrictive Covenants
          ---------------------

          8.1 Non Competition. The Employee shall provide his full time, skill and attention to the business of the Company during the Employment Term of this Agreement and shall use his best efforts to further the interests of the business of the Company at all times. The Employee shall not, unless so approved in writing by the Chief Executive Officer of the Company, during the Employment Term engage directly or indirectly, in any business other than that of and on behalf of the Company. In order to provide reasonable protection for the business of the Company, the Employee shall not for so long as she is employed directly or indirectly by the Company, during the Employment Term, have any interests in any other corporation, partnership or other business entity which directly or indirectly competes with, or conducts a business that is similar to, the business being conducted by the Company. Nothing contained in this section shall prohibit the Employee from investing in common stocks or other securities of

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publicly held corporations so long as his equity ownership percentage in such companies does not exceed 1% of the common stock outstanding of any such corporations.

          8.2 Confidential Information. The Employee shall at all times hold in a fiduciary capacity for the benefit of the Company all secret, confidential or proprietary information, knowledge or data relating to the Company, and all of its businesses, which shall have been obtained by the Employee during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement), including, but not limited to, information regarding the Company's processes, products, clients, customers, vendors financial data, marketing strategies, business plans, pricing information etc. (the "Confidential Information"). During the Employee's employment with the Company and after the termination of such employment, the Employee shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information to any Person (as defined in Section 8.6.3) other than the Company and those designated by it or use any Confidential Information, except for the benefit of the Company, provided that the Employee may make disclosures to comply with the law or legal process. Immediately upon termination of the Employee's employment with the Company at any time and for any reason, the Employee shall return to the Company all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of all Confidential Information. Furthermore the Employee agrees to turn over to the Company all inventions, improvements and concepts developed by his while employed by the Company. Without limiting the foregoing, the Employee agrees to the following provisions:

               (a) to disclose, grant and assign to the Company as its exclusive property, all inventions, improvements and technical or business innovations and suggestions relating in any way to the business of the Company, or capable of beneficial use by the Company, developed or conceived by the Employee solely or jointly with others during the course of his employment or within twelve (12) months after the termination of his employment, (i) which are along the lines of the business, work or investigations of the Company or its affiliates, or (ii) which result from or are suggested by any work which the Employee may do for the Company;

               (b) to execute all necessary papers including applications, assignments, and otherwise provide proper assistance (at the Company's expense), during and subsequent to employment, to enable the Company to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions or innovations in any and all countries;

               (c) to make and maintain for the Company adequate and current written records of all such inventions or innovations;

               (d) to take affirmative steps to prevent the disclosure of trade secrets and other Confidential Information by other Persons, including but not limited to, potential investors or strategic partners by requesting and obtaining appropriate confidentiality agreements.

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          8.3  Solicitation of Employees.  During the Employment Term and the
period of any at-will employment following the Employment Term and for two years after the date of termination for any reason, the Employee shall not: (i) solicit, participate in or promote the solicitation of any person who was employed by the Company, at any time during the three-month period prior to the Employee's termination of employment, to leave the employ of the Company; or
(ii) on behalf of himself or any other Person, hire, employ or engage any such person. The Employee further agrees that, during such time, if an employee of the Company contacts the Employee about prospective employment, the Employee will inform such employee that he cannot discuss the matter further without informing the Company.

          8.4 Solicitation of Clients. During the Employment Term and the period of any at-will employment following the Employment Term and for two years after the date of termination for any reason, the Employee shall not, directly or indirectly, solicit, entice or induce any Client (as defined in Section 8.6) of the Company to become a Client of any Person other than the Company, or to modify, curtail or cease its business with the Company, and the Employee will not assist any Person in taking any such action.

          8.5 Remedies for Breach. The Employee agrees that damages in the event of any breach of Sections 8.1 through 8.4 by the Employee would be difficult to ascertain. The Employee therefore agrees that, notwithstanding anything in this Agreement to the contrary, including by not limited to the provisions of Section 15, the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The Employee hereby waives any and all defenses she may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

          8.6 Definitions. For purposes of Section 8, the following definitions shall apply:

               8.6.1 "Company." "Company" means mPhase Technologies, Inc. and all of its subsidiaries and affiliates.

               8.6.2 "Client." "Client" means any person, entity (including but not limited to a corporation, partnership or trust), division, business unit, department or agency which, at the time of termination of the Employee's employment hereunder or at any time within two years prior thereto, shall have purchased goods or services from the Company or shall have contacted the Company to purchase goods or services in the future.

               8.6.3 "Person." "Person" means any individual or entity, including but not limited to any corporation, trust, sole proprietorship, joint venture or partnership.

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          8.7  Survival of Section 8.  The Employee agrees that the
nondisclosure, non-competition, and non-solicitation agreements in this Section 8 each constitute separate agreements independently supported by good and adequate consideration and, notwithstanding anything in this Agreement to the contrary, shall be severable from the other provisions of, and shall survive, this Agreement.

     9.   Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and if sent by first class or certified mail to the Employee at the last address he has filed in writing with the Company or, in the case of the Company, to the Company's principal executive offices. The parties to this Agreement may change the address to which notices, requests, demands and other communications shall be sent by sending written notice of such change of address to the other in the manner set forth in this Section 9.

     10.  Withholding Taxes.  The Company shall have the right, to the extent
          -----------------
permitted or required by law, to withhold monies from any payment of any kind due to the Employee under this Agreement in order to satisfy the tax withholding obligations of the Company under applicable law.

     11.  Successors and Assigns.  The rights, duties and obligations of a party
          ----------------------
hereunder may not be assigned, delegated or assumed without the prior written consent of the other party, provided that the Company may assign this Agreement to any subsidiary or successor, without the Employee's consent, and such assignment shall not constitute, a termination of his employment hereunder. Nothing herein shall cause a termination of this Agreement upon the acquisition, reorganization, or merger of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or permitted assigns. Nothing herein shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

     12.  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
of the Employee and the Company with respect to the subject matter hereof and supersedes and voids any and all prior and contemporaneous agreements or understandings, written or oral, regarding the subject matter hereof.

     13.  Amendment and Waiver.  This Agreement may not be changed, modified, or
          --------------------
discharged orally, but only by an instrument in writing signed by the parties. No waiver of any term or condition of this Agreement shall be effective unless agreed to in writing between the parties.

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     14.  Governing Law and Severability.  This Agreement shall be governed by
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the laws of the State of Connecticut (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of Connecticut) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining portion of such provision or the other provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15.  Arbitration.  All disputes regarding the Employee's employment with
          -----------
the Company or the termination thereof, including without limitation, all disputes arising under or related to this Agreement, or the breach or alleged breach thereof, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, all other federal and state employment discrimination laws, and all claims for wages or other compensation, personal injury, emotional distress, pain and suffering and any and all other claims or counterclaims between the Employee and the Company, shall be submitted to, and solely determined by, final and binding arbitration conducted by and in accordance with JAMS L.L.C.'s arbitration rules applicable to employment disputes then in effect, and the parties agree to be bound by the final award of the arbitrator in any such proceeding. Notwithstanding the foregoing, this arbitration provision shall not apply to disputes regarding the Employee's compliance with Section 8 of this Agreement. The arbitrator shall be held in Stamford, Connecticut or such other place as the parties may mutually agree, and shall be conducted only by a single arbitrator who either is agreed to by the parties or selected in accordance with JAMS L.L.C.'s arbitration rules. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

     16.  Consultation with Counsel.  The Employee acknowledges that prior to
          -------------------------
executing this Agreement she has had the opportunity to consult with independent counsel of his personal choice.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



Employee                                     mPhase Technologies, Inc.



______________________________               By ________________________________
David Klimek                                    Ronald A. Durando
                                                Chief Executive Officer

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